UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

July 25, 2016

AKEBIA THERAPEUTICS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-36352	20-8756903
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 First Street, Suite 1100, Cambridge, Massachusetts 02142

(Address of Principal Executive Offices, including Zip Code)

(617) 871-2098

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 25, 2016, Akebia Therapeutics, Inc. (the “Company”) executed a Third Amendment to Lease (the “Third Amendment”) with Jamestown Premier 245 First, LLC (the “Landlord”) amending the lease dated December 3, 2013, by and between the Company and the Landlord (the “Lease”), for the Company’s headquarters located at 245 First Street, Cambridge, Massachusetts (the “Building”).

Pursuant to the Third Amendment, the Company has agreed to extend its existing lease for approximately 5,951 rentable square feet of office, research and laboratory space located on the first floor of the science center in the Building (the “Lab Space”). Monthly lease payments for the Lab Space will be approximately $34,714.17 per month commencing approximately December 1, 2016, pending completion of work by Landlord. The foregoing rent is subject to annual rent escalations commencing on December 1, 2017, depending on the date of delivery of the premises. The Third Amendment includes a Landlord’s contribution for leasehold improvements for the premises in the amount of $89,265.00. The term of the lease for the Lab Space is five years, with an extension option for one additional period of two years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKEBIA THERAPEUTICS, INC.

By:	/s/ John P. Butler
John P. Butler President and Chief Executive Officer

Date: July 28, 2016